                       CONSENT OF HOEFER & ARNETT, INCORPORATED

In connection with the proposed merger of DNB Financial, Riverside, California with and into BYL Bancorp, Yorba Linda, California, the undersigned, acting as an independent financial analyst to the common shareholders of DNB Financial, hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.

                                        February 25, 1998

                                        /s/  Hoefer & Arnett, Incorporated

                                        HOEFER & ARNETT, INCORPORATED
                                        AUSTIN, TEXAS